Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
GP Strategies Corporation


We consent to incorporation by reference in the Registration Statement No. 33-26261 on Form S-8 and Registration Statement No. 333-97531 on Form S-3 of GP Strategies Corporation and subsidiaries of our reports dated April 9, 2003 relating to the consolidated balance sheets of GP Strategies Corporation as of December 31, 2002 and 2001 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related schedule, which reports appear in Form 10-K for the year ended December 31, 2002 of GP Strategies Corporation.

Our report dated April 9, 2003 refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", effective January 1. 2002.



[GRAPHIC OMITTED][GRAPHIC OMITTED]


KPMG LLP

New York, New York
April 11, 2003